Exhibit 99.1

Wish Reports Stronger-than-Expected First Quarter 2021 Financial Results

Revenue Growth Accelerated to 75% Year Over Year

Core Marketplace Revenue Per Active Buyer Increased 76% Year Over Year

ProductBoost Revenue Returned to Year Over Year Growth

SAN FRANCISCO--(BUSINESS WIRE)--May 12, 2021--ContextLogic Inc. (d/b/a “Wish”) (NASDAQ: WISH), one of the world’s largest and fastest growing mobile ecommerce platforms, today reported financial results for its first quarter ended March 31, 2021. The company also announced in a separate news release that it is separating the roles of chair and chief executive officer and appointed veteran technology and finance executive and current Wish board director Jacqueline Reses as Executive Chair.

Wish’s Shareholder Letter, including the company’s complete financial results, can be found in the Quarterly Results section of Wish’s investor relations website at: https://ir.wish.com/financial-information/quarterly-results.

First Quarter 2021 Financial Highlights

The following tables include unaudited GAAP and non-GAAP financial highlights for the periods presented:

Revenue
(in millions, except percentages, unaudited)

	Three Months Ended March 31,
	2021	2020	YoY %
Revenue	$772	$440	75%
Core Marketplace	$477	$340	40%
ProductBoost	$50	$44	14%
Marketplace Revenue	$527	$384	37%
Logistics Revenue	$245	$56	338%
Other Financial Data
(in millions, except percentages, unaudited)

	Three Months Ended March 31,
	2021	2020
Net loss	$(128)	$(66)
% of Revenue	(17)%	(15)%
Adjusted EBITDA*	$(79)	$(51)
% of Revenue	(10)%	(12)%
Net cash used in operating activities	$(354)	$(129)
Free cash flow*	$(354)	$(129)
* Indicates non-GAAP metric. See below for more information regarding our presentation of non-GAAP metrics in the section titled: “Use of Non-GAAP Financial Measures.”

“Wish started off 2021 strong with Q1 results that exceeded our expectations on both the top and bottom lines,” said Wish Founder and CEO Piotr Szulczewski. “Revenue grew 75% year over year, an acceleration from Q4 2020, and we improved our Adjusted EBITDA margin on both a sequential and year over year basis, demonstrating leverage in our business model. Our primary focus is to drive continued long-term growth through efficient user acquisition, increased monetization and higher retention. This quarter we delivered on our plan and saw momentum build for our newer initiatives, including Wish Local expansion, as well as our efforts to diversify product selection. As the worldwide economy continues to recover, we are pleased by the robust demand we are seeing on the Wish app.”

Outlook - Second Quarter 2021

We expect the following financial results for the period presented below:

(in millions, except percentages, unaudited)

	Three Months Ending June 30, 2021
Revenue	$715	to	$730
% Growth YoY	2%	to	4%
Adjusted EBITDA*	$(60)	to	$(55)
% of Revenue	(8)%	to	(7)%

* Wish has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) for total Adjusted EBITDA or to forecasted GAAP income (loss) before income taxes for segment Adjusted EBITDA within this earnings release because the company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to: income taxes which are directly impacted by unpredictable fluctuations in the market price of the company's stock.

Conference Call & Webcast Information

Wish will host a live conference call to discuss the results today at 2:00 p.m. PT / 5 p.m. ET. The company’s Shareholder Letter and a link to the live webcast and recorded replay of the conference call will be available on the investor relations section of Wish’s corporate website. The live call may also be accessed via phone at (833) 664-1138 toll-free domestically and at (470) 414-9349 internationally. Please reference conference ID: 4862975.

About Wish

Founded in 2010 and headquartered in San Francisco, Wish is one of the largest and fastest growing global ecommerce platforms, connecting millions of value-conscious consumers in over 100 countries to more than half a million merchants around the world. Wish combines technology and data science capabilities and an innovative discovery-based mobile shopping experience to create a highly-visual, entertaining, and personalized shopping experience for its users. For more information about the company or to download the Wish mobile app, visit www.wish.com or follow @Wish on Facebook, Instagramand TikTokor @WishShopping on Twitterand YouTube.

Use of Non-GAAP Financial Measures

We provide Adjusted EBITDA, a non-GAAP financial measure that represents our net income (loss) adjusted to exclude: interest and other income (expense), net (which includes foreign exchange gain or loss, foreign exchange forward contracts gain or loss and gain or loss on one time non-operating transactions); provision or benefit for income taxes; depreciation and amortization; stock-based compensation expense and related payroll taxes; remeasurement of redeemable convertible preferred stock warrant liability; and other items. Additionally, in this news release, we present Adjusted EBITDA Margin, a non-GAAP financial measure that represents Adjusted EBITDA divided by revenue. The reconciliation between historical GAAP and non-GAAP results of operations is provided below. Our management uses Adjusted EBITDA in conjunction with GAAP and other operating performance measures as part of its overall assessment of the company’s performance for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. Adjusted EBITDA should not be considered as an alternative financial measure to net loss, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

We also provide Free Cash Flow, a non-GAAP financial measure that represents net cash provided by (used in) operating activities less purchases of property and equipment. The reconciliation of Free Cash Flow to net cash provided by (used in) operating activities, the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, is provided below. Wish believes that Free Cash Flow provides investors with additional useful information to measure operating liquidity because it reflects the amount of cash generated by the company’s operations after the purchases of property and equipment. Free Cash Flow should not be considered as an alternative financial measure to net cash provided by (used in) operating activities, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements regarding our Q2 outlook, our expectations of ProductBoost revenue, improving customer service, reducing delivery times and growth opportunities. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “guidance,” “intends,” “may,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” or similar expressions and the negatives of those terms. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: our ability to attract, retain and monetize users; risks associated with software updates to the platform; increasing requirements on collection of sales and value added taxes; compromises in security; changes by third-parties that restrict our access or ability to identify users; competition; disruption, degradation or interference with the hosting services we use and infrastructure; our financial performance and fluctuations in operating results; pressure and fluctuation in our stock price, including as a result of the expiration of the IPO lockup and short selling; challenges in our logistics programs; challenges in growing our Wish Local program and other new initiatives; the continued services of Piotr Szulczewski or other members of our senior management team; our ability to offer and promote our app on the Apple App Store and the Google Play Store; our brand; legal matters; the COVID-19 pandemic; and economic tension between the United States and China. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Further information on these and additional risks that could affect Wish’s results is included in its filings with the Securities and Exchange Commission (“SEC”), the Annual Report on Form 10-K filed with the SEC on March 25, 2021, and future reports that Wish may file with the SEC from time to time, which could cause actual results to vary from expectations. Any forward-looking statement made by Wish in this news release speaks only as of the day on which Wish makes it. Wish assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

The unaudited financial results set forth in this news release are estimates based on information currently available to us. While we believe these estimates are meaningful, they could differ from the actual amounts that we ultimately report in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021. We assume no obligation and do not intend to update these estimates prior to filing our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.

A Note About Metrics

The numbers for some of our metrics, including MAUs, are calculated and tracked with internal tools, which are not independently verified by any third party. We use these metrics to assess the growth and health of our overall business. While these numbers are based on what we believe to be reasonable estimates of our user or merchant base for the applicable period of measurement, there are inherent challenges in measurement as the methodologies used require significant judgment and may be susceptible to algorithm or other technical errors. In addition, we regularly review and adjust our processes for calculating metrics to improve their accuracy, and our estimates may change due to improvements or changes in technology or our methodology.

ContextLogic Inc.
Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA
(in millions)
(unaudited)

	Three Months Ended
	March 31,
	2021	2020

Revenue	$772	$440
Net loss	(128)	(66)
Net loss as a percentage of revenue	(17)%	(15)%
Excluding:
Interest and other expense (income), net	—	(3)
Provision for income taxes	2	—
Depreciation and amortization	2	2
Stock-based compensation expense	37	—
Employer payroll taxes related to stock-based compensation expense	7	—
Remeasurement of redeemable convertible preferred stock warrant liability	—	15
Other items	1	1
Adjusted EBITDA	$(79)	$(51)
Adjusted EBITDA margin	(10)%	(12)%

ContextLogic Inc.
Reconciliation of GAAP Net Cash Used In Operating Activities to Non-GAAP Free Cash Flow
(in millions)
(unaudited)

	Three Months Ended
	March 31,
	2021	2020

Cash used in operating activities	$(354)	$(129)
Less:
Purchases of property and equipment	—	—
Free Cash Flow	$(354)	$(129)

Contacts

Investor Relations:
Dennis Walsh, Wish
ir@wish.com

Media contacts:
Glenn Lehrman, Wish
press@wish.com